EXHIBIT 23.1

       CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 1999, with respect to the consolidated financial statements of USCI, Inc. as of December 31, 1998 and 1997 and for each of the three years ended December 31, 1998, included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (File No. 33-88828) and on Form S-8 (File No.'s 333-16291 and 333-37329).

/s/ Arthur Andersen LLP

Atlanta, Georgia
June 22, 1999